UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 9, 2013

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct. NE Marietta, GA	30062
(Address of principal executive offices)	(Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 15, 2013, the Company filed a Current Report on Form 8-K (the “Original Report”) to report the voting results of the Company’s Annual Meeting of Shareholders held on May 9, 2013, (the “Annual Meeting”) including, among other matters, the results of the advisory vote of its shareholders regarding the frequency of conducting an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”). This Amendment No.1 on Form 8-K/A is being filed as an amendment to the Original Report solely to confirm the decision of the Company as to how frequently the Company will conduct a Say-on-Pay Vote. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original Report. This Amendment No. 1 supplements and does not supersede the Original Report.  Accordingly, this Amendment No. 1 should be read in conjunction with the Original Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In the Company’s Proxy Statement filed on April 14, 2013, the Board of Directors of the Company recommended that the shareholders vote to have a Say-on-Pay Vote every three years. As reported in the Original Report, the Company’s shareholders approved conducting a Say-on-Pay Vote every three years by a majority of the votes cast.  In light of that vote, the Company has determined that future advisory Say-on-Pay Votes will occur every three years until the next advisory vote regarding such frequency. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company's 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: July 2, 2013	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer